[Form of]

                          SYNERGY FINANCIAL GROUP, INC.


                           850,000 to 1,150,000 Shares
                    (as may be increased to 1,322,500 shares)

                                  Common Stock
                           ($.10 Par Value Per Share)

                        Purchase Price: $10.00 Per Share



                             SALES AGENCY AGREEMENT

                          _____________________________


_______________, 2002

Trident Securities, a Division of McDonald Investments Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

         Synergy Mutual Holding Company, a federal mutual holding company (the "MHC"), Synergy Financial Group, Inc., a federally-chartered corporation (the "Company"), Synergy Bank, a federally-chartered stock savings bank (the "Bank") and Synergy Financial Services, Inc., a New Jersey corporation ("Financial Services Company"), hereby confirm, as of _____________, 2002, their respective agreements with Trident Securities, a Division of McDonald Investments, Inc. together with its successors and assigns as contemplated in Section 13 hereof (collectively, "McDonald"), a broker-dealer registered with the Securities and Exchange Commission (the "Commission") and a member of the National Association of Securities Dealers, Inc. (the "NASD"), as follows:

         1. Introduction. The Company is offering shares of its common stock, $.10 par value per share ("Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering") to certain depositors and to the Company's tax-qualified employee stock benefit plans. Any shares of the Common Stock not sold in the Subscription Offering may be offered to the general public in a Community Offering ("Community Offering"), with preference given to natural persons who are residents of Union, Middlesex, Monmouth and Morris Counties, New Jersey (the Subscription Offering and the Community Offering are sometimes referred to collectively as the "Subscription and Community Offering," or the "Offerings" or the "Offering"), subject to the right of the Company and the Bank, in their absolute discretion, to reject orders in the Community Offering in whole or in part. In the Subscription Offering (and the Community Offering, if applicable), the Company is


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offering between 850,000 and 1,150,000 shares of Common Stock  ("Shares"),  with the possibility of offering up to 1,322,500 shares without a resolicitation of subscribers, as contemplated by Parts 563b and 575 of Title 12 of the Code of Federal Regulations. No person may purchase shares with an aggregate purchase price of more than $250,000 and no person or entity, together with associates of and persons acting in concert with such person or other entity, may purchase more than $300,000 of Common Stock.

         McDonald has advised the Company that it will utilize its best efforts to assist the Company with the sale of the Shares in the Offerings. The prospectus dated ___________, 2002 (as hereinafter defined), and all supplements thereto, if any, to be used in the Offerings have been delivered to McDonald (or if after the date of this Agreement, will be promptly delivered to McDonald). Such prospectus contains information with respect to the Company, the Bank, the MHC, the Financial Services Company and the Shares.

         2. Representations and Warranties.

                 (a) The Company, the Bank, the MHC, and the Financial Services Company jointly and severally represent and warrant to McDonald that:

                    (i) The Company has filed with the Commission a registration statement, including exhibits and an amendment or amendments thereto, on Form SB-2 (No. 333-89384), including a prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended ("Act"). Such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act ("SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, if any, the Company (i) will, if required by SEC Regulations, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering and the Community Offering, if any, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement

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          containing information relating to the results of the Subscription and the Community Offerings and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to the Company and McDonald.

                    (ii) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (as hereinafter defined) (i) the Registration Statement and the Prospectus complied and will comply as to form in all material respects with the Act and the SEC Regulations, (ii) the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information about McDonald furnished to the Company or the Bank by or on behalf of McDonald expressly for use in the Registration Statement or Prospectus.

                    (iii) The Company is duly incorporated and validly existing as a corporation under the laws of the United States, the Bank is currently organized as a stock savings bank under the laws of the United States, the MHC is duly organized as a federal mutual holding company under the laws of the United States, and the Financial
          Services Company is duly incorporated and validly existing as a corporation under the laws of New Jersey, and each of them at the Closing Date will be validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Prospectus; the Bank is a member of the Federal Home Loan Bank of New York and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable limits. None of the Company, the MHC, the Bank, or the Financial Services Company is or will be required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole. The Bank does not own equity securities of or an equity interest in any business enterprise, except as described in the Prospectus.

                    (iv) The Bank has good and marketable title to all assets material to its businesses and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Prospectus and except as would not in the aggregate have a material adverse effect on the Bank; and all of the leases and subleases material to the operations or financial condition of the Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

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                    (v) The Bank has  obtained all  licenses,  permits and other governmental  authorizations currently required for the conduct of its
          business,   all  such   licenses,   permits  and  other   governmental
          authorizations are in full force and effect and the Bank is in all material respects complying therewith, except where the failure to
          hold  or  comply   with  such   licenses,   permits  or   governmental
          authorizations would not have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole.

                    (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Company, the Bank, the MHC, and the Financial Services Company, and this Agreement has been validly executed and delivered by, and is a valid and binding obligation of, each of the Company, the Bank, the MHC, and the Financial Services Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC and of savings and loan holding companies the accounts of whose subsidiary are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A")).

                    (vii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company, the Bank, the MHC, or the Financial Services Company, threatened against or involving the Company, the Bank, the MHC or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets or properties of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole.

                    (viii) Each of the Company, the Bank, the MHC, and the Financial Services Company has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, and except as may be required under the "blue sky" laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein.

                    (ix) None of the Company, the Bank, the MHC, or the Financial Services Company are in violation of any rule or regulation of the Office, or the FDIC, or any insurance regulator that could reasonably be expected to result in any enforcement action against the Company, the Bank, the MHC, or the

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

          Financial Services Company or their officers or directors that would have a material adverse effect on the condition (financial or otherwise), results of operations, businesses, assets or properties of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole.

                    (x) The financial statements and the related notes or schedules which are included in the Registration Statement and are part of the Prospectus fairly present the balances sheets, related statements of income, changes in capital accounts, and cash flows of the Company and the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the SEC Regulations and the applicable accounting regulations of the Office of Thrift Supervision. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are in all material respects consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

                    (xi) There has been no material change in the financial condition, results of operations or business, including assets and properties, of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company, the Bank, the MHC, and the Financial Services Company conform in all materials respects to the descriptions thereof contained in the Prospectus. None of the Company, the Bank, the MHC, or the Financial Services Company has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                    (xii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank, the MHC, or the Financial Services Company pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank, the MHC, or the Financial Services Company is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), results of operations, businesses, assets or properties of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole; all agreements which are material to the financial

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          condition,  results of operations or business, assets or properties of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company, the Bank, the MHC, or the Financial Services Company, threatened any action or proceeding wherein the Company, the Bank, the MHC, or the Financial Services Company is alleged to be in default thereunder.

                    (xiii)  Neither  the Bank,  the  Company,  the MHC,  nor the
          Financial Services Company is in violation of their respective charters or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, the Bank, the MHC, and the Financial Services Company do not conflict with or result in a breach of the respective charters or bylaws of the Company, the Bank, the MHC, or the Financial Services Company, or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank, the MHC, or the Financial Services Company pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank, the MHC, or the Financial Services Company is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree which breach, default, encumbrance or violation would have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole.

                    (xiv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank, the MHC, or the Financial Services Company have issued any securities which will remain issued and outstanding at the Closing Date or incurred any liabilities or obligations, direct or contingent, or borrowed money, except liabilities, obligations or borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which are not material in light of the business of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole.

                    (xv) The authorized, issued and outstanding equity capital of the Company is within the range set forth in the Prospectus under the caption "Capitalization"; the issuance and the sale of the Shares have been duly authorized by all necessary corporate action of the Company, the MHC, and the Bank and approved by the Office of Thrift Supervision and will be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to

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          preemptive  rights,  except as set forth in the  Prospectus;  and good title to the Shares will be transferred by the Company to the purchasers thereof upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens of the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations.

                    (xvi) No approval of any regulatory or supervisory or other public authority is required of the Company, the Bank, the MHC, or the Financial Services Company in connection with the execution and delivery of this Agreement or the issuance of the Shares, except: (a) the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the Office of Thrift Supervision; and (b) as may be required under the "blue sky" laws of various jurisdictions.

                    (xvii) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission.

                    (xviii) The Company's financial statements as of December 31, 2001 and for the two years ended December 31, 2001 included in this Prospectus, have been audited by Fontanella and Babitts. Fontanella and Babitts are independent public accountants with respect to the Company within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and such accountants are, with respect to the Company, independent certified public accountants as required by the Act and the SEC Regulations.

                    (xix) For the past five years (or since formation, as applicable), the Company, the Bank, the MHC and the Financial Services Company have timely (including any permissible extensions) filed all required federal, state and local tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Bank and the Financial Services Company have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for known future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole.

                    (xx) All of the loans represented as assets of the Bank on the most recent statement of financial condition of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z, 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole.

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                    (xxi) To the best  knowledge of the Company,  the Bank,  the
          MHC, and the Financial Services Company, the records of account holders, depositors and other members of the Bank delivered to McDonald by the Bank for use during the Offerings are reliable and accurate.

                    (xxii) To the best knowledge of the Company, the Bank, the MHC, and the Financial Services Company, none of the Company, the Bank, the MHC, or the Financial Services Company nor the employees of the Company, the Bank, the MHC, or the Financial Services Company, have made any payment of funds of the Company, the Bank, the MHC, or the Financial Services Company prohibited by law, and no funds of the Company, the Bank, the MHC, or the Financial Services Company have been set aside to be used for any payment prohibited by law.

                    (xxiii) To the best knowledge of the Company, the Bank, the MHC, or the Financial Services Company, the Company, the Bank, the MHC, and the Financial Services Company are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and none of the Company, the Bank, the MHC, or the Financial Services Company believes that the Company, the Bank, the MHC, or the Financial Services Company are subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company, the Bank, the MHC, and the Financial Services Company, threatened against the Company, the Bank, the MHC, or the Financial Services Company relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company, the Bank, the MHC, and the Financial Services Company, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Bank, the MHC, or the Financial Services Company or, to the best knowledge of the Company, the Bank, the MHC, and the Financial Services Company, has occurred on, in or at any of the facilities or properties of the Company, the Bank, the MHC, or the Financial Services Company, except such disposal, release or discharge which would not have a material adverse effect on the Company, the Bank, the MHC, or the Financial Services Company, taken as a whole.

                    (xxiv) For purposes of McDonald's obligation to file certain documents and to make certain representations to the National Association of Securities Dealers ("NASD") in connection with the Offerings, the Company and the Bank warrant that: (a) neither the Company nor the Bank has privately placed any securities within the last 18 months; (b) there have been no material dealings within the last 12 months between the Company or the Bank and any NASD

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          member or any person  related to or  associated  with any such member;
          (c) none of the officers or directors of the Company or the Bank have any affiliation with the NASD, (d) except as contemplated by the engagement letter with McDonald, neither the Company nor the Bank has any financial or management consulting contracts outstanding with any other person; and (e) there has been no intermediary between McDonald and the Company or the Bank in connection with the public offering of the Company's Shares, and no person is being compensated in any manner for providing such service.

                    (xxv) The activities of the Bank, the MHC, the Company, and the Financial Services Company as described in the Prospectus comply, in all material respects, with applicable federal and state law.

                  (b) McDonald represents and warrants to the Company, the Bank, the MHC, and the Financial Services Company that:

                    (i) McDonald is registered as a broker-dealer with the Commission and a member of the NASD, and is in good standing with the Commission and the NASD.

                    (ii) McDonald is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company, the Bank, the MHC, and the Financial Services Company hereunder.

                    (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of McDonald, and this Agreement is a legal, valid and binding obligation of McDonald, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whom may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

                    (iv) McDonald, and to McDonald's best knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by McDonald, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and McDonald is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Offerings are consummated or terminated.

                    (v) The execution and delivery of this Agreement by McDonald, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of McDonald or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which McDonald is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, except for such violations, conflicts, breaches or defaults that would not have an effect on McDonald's ability to perform its obligations under this Agreement.

                    (vi) All funds received by McDonald to purchase the Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

                    (vii) There is not now pending or, to McDonald's best knowledge, threatened against McDonald any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning McDonald's activities as a broker-dealer.

         3. Employment of McDonald; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company, the Bank, the MHC, and the Financial Services Company hereby employ McDonald as their agent to utilize its best efforts in assisting the Company with the sale of the Shares by the Company in the Offerings. McDonald will assist the Company and the Bank in the Offerings by acting in the capacity and performing the services as described in the engagement letter dated March 27, 2002. The employment of McDonald hereunder shall terminate forty-five (45) days after the Offerings close, unless the Company and the Bank, with the approval of the Office of Thrift Supervision, are permitted to extend such period of time.

         If the Company is unable to sell a minimum of 850,000 Shares of Common Stock (or such lesser amount as the Office of Thrift Supervision may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any person who has subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a), 8(d) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for were made prior to the commencement of the Offerings, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         The Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company or at such other place as shall be agreed upon between the parties hereto. The date upon which McDonald is paid the compensation due hereunder is herein called the "Closing Date."

         McDonald agrees either (a) upon receipt of an executed order form of a subscriber to forward the aggregate offering price of the Shares of Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by McDonald to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) McDonald will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) McDonald will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation;
(iii) McDonald will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i); and
(iv) McDonald will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. McDonald acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

         In addition to the expenses specified in Section 6 hereof, McDonald shall receive the following compensation for its services hereunder and reimbursement of expenses:

         (1) (i) a non-refundable management fee of twenty-five thousand dollars ($25,000) that was paid on March 27, 2002; (ii) a success fee equal to $125,000 for shares sold in the Offering;
                  (iii) a 6% commission for Shares sold in a syndicated community offering, if any, by any NASD member firms, including McDonald. The success fee is to be payable in same-day funds to McDonald on the Closing Date. Commissions, if any, will be payable in same-day funds on the Closing Date to McDonald or to another NASD member firm. McDonald acknowledges receipt of the $25,000 management fee.

         (2) McDonald shall be reimbursed for all out-of-pocket expenses (including the legal fees and expenses of McDonald's counsel) incurred, not to exceed $45,000, whether or not the Offering is successfully completed, unless the Bank agrees to a greater amount. McDonald will submit invoices for expense reimbursement periodically throughout the Offering, and full payment of any reimbursable expenses shall be made in same-day funds to McDonald on the Closing Date, or if the Offering is not completed and is terminated for any reason, with ten business days of receipt by the Bank or the Company of a written request from McDonald for reimbursement of expenses.

         The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company, the Bank, the MHC, and the Financial Services Company shall also pay all expenses of the Offerings incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, filing and registration fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Offering.

         4. Offering. Subject to the provisions of Section 7 hereof, McDonald is assisting the Company on a best efforts basis in offering a minimum of 850,000 and a maximum of 1,150,000 shares, with the possibility of offering up to 1,322,500 shares (except as the Office may permit such amount to be decreased or increased) in the Offerings. The Shares are to be offered to the public at the price per share set forth on the cover page of the Prospectus.

         5. Further Agreements. The Company and the Bank jointly and severally covenant and agree that:

               (a) The Company shall deliver to McDonald, from time to time, such number of copies of the Prospectus as McDonald reasonably may request. The Company authorizes McDonald to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

               (b) The Company will notify McDonald or its counsel immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and
     (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible time.

               (c) During the time when the Prospectus is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the SEC Regulations and the OTS Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares, any event relating to or affecting the Company, the Bank, the MHC, or the Financial Services Company shall occur as a result of which it is necessary, in the opinion of counsel for McDonald, with concurrence of counsel of the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading as to a material fact in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to McDonald promptly a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for McDonald) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which McDonald has not first been furnished a copy or to which McDonald shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as McDonald from time to time may reasonably request.

               (d) The Company has taken or will take all necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as McDonald and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless McDonald agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

               (e) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the Offerings and shall request that such registration statement be effective upon completion of the Offering. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

               (f) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the SEC Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule
     158) of the Registration Statement.

               (g) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Company will furnish to McDonald, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to McDonald (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as McDonald may reasonably request.

               (h) The Company and the Bank shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

               (i) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by McDonald.

               (j) The Company shall advise McDonald, if necessary, as to the allocation of deposits in connection with subscription rights priorities for the Shares in the event of an oversubscription and shall provide McDonald final instructions as to the allocation of the Shares ("Allocation Instructions") and such information shall be accurate and reliable.

     McDonald shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part, except for such liability contemplated under Section 8(b) of this Agreement.

               (k) The Company and the Bank will take such actions and furnish such information as are reasonably requested by McDonald in order for McDonald to ensure compliance with the NASD's "Interpretation Relating to Free- Riding and Withholding."

         6. Payment of Expenses. Whether or not the Offering is consummated, the Company and the Bank shall pay or reimburse McDonald for allocable expenses incurred by McDonald relating to the offering of the Shares as provided in
Section 3 hereof; provided, however, that neither the Company nor the Bank shall pay or reimburse McDonald for any of the foregoing expenses accrued after McDonald shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that McDonald is in breach of this Agreement.

         7. Conditions of McDonald's Obligations. Except as may be waived by McDonald, the obligations of McDonald as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

               (a) At the Closing Date, McDonald shall receive the favorable opinion of Malizia, Spidi & Fisch, PC, counsel for the Company, the Bank, the MHC, and the Financial Services Company dated the Closing Date, addressed to McDonald, in form and substance satisfactory to McDonald to the effect that:

                     (i) The Company is a corporation in existence under the laws of the United States, the Bank is a stock savings bank in existence under the laws of the United States, the MHC is a federal mutual holding company in existence under the laws of the United States, and the Financial Services Company is a New Jersey corporation, each having the corporate power to execute, deliver and perform its respective obligations under this Agreement and to carry on its business as now conducted and as described in the Prospectus;

                     (ii) The Bank is a member of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits;

                     (iii) To such counsel's knowledge, the activities of the MHC, the Company and the Financial Services Company as described in the Prospectus comply, in all material respects, with applicable federal and state law.

                     (iv) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus;

                     (v) The Company has authorized the issuance and sale of the Shares by all necessary corporate action; the Shares will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights; and purchasers of the Shares from the Company, upon issuance thereof against payment therefor, will acquire such Shares free and clear of all claims, encumbrances, security interests and liens created by the Company;

                     (vi) The form of certificate used to evidence the Shares is in proper form and complies in all material respects with the applicable requirements of United States law and the regulations of the Office of Thrift Supervision;

                     (vii) No consent, approval, authorization or other action by, or filing or registration with, any governmental agency is required to be obtained or made by the Company, the Bank, the MHC, or the Financial Services Company for the execution and delivery of this Agreement or the issuance of the Shares except as may be required under the "blue sky" laws of various jurisdictions;

                     (viii) The Company,  the Bank,  the MHC, and the  Financial
          Services   Company  have   authorized  the  execution,   delivery  and
          performance of this Agreement by all necessary corporate action;

                     (ix) The statements in the Prospectus under the captions "Dividend Policy," "Regulation," "Taxation," "Description of Capital Stock," and "Restrictions on Acquisition of Synergy Financial Group, Inc." insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein or omitted therefrom, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate in all material respects;

                     (x) The Registration Statement and the Prospectus, in each case as amended or supplemented, comply as to form in all material respects with the requirements of the Act, the SEC Regulations, the HOLA and the OTS Regulations, as the case may be (except as to information with respect to McDonald included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein or omitted therefrom, as to which no opinion need be expressed); to such counsel's knowledge, all documents and exhibits required to be filed with the Registration Statement have been so filed and the descriptions in the Registration Statement of such documents and exhibits are accurate in all material respects;

                     (xi)  The  Prospectus  has been  authorized  for use by the
          Office of Thrift Supervision; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; no proceedings are pending by or before the Commission or the Office of Thrift Supervision seeking to revoke or rescind the orders declaring the Registration Statement effective or, to such counsel's knowledge, are contemplated or threatened (provided that for this purpose such counsel need not regard any  litigation  or  governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company, the Bank, the MHC, or the Financial Services Company, or to such counsel, a present intention to initiate such litigation or proceeding); (xii) The execution and delivery of this Agreement by the Company, the Bank, the MHC, and the Financial Services Company, do not violate any provision of the charter or bylaws of the Company, the Bank, the MHC, or the Financial Services Company, except where such violations would not have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole;

                     (xiii) To such counsel's knowledge, the Company, the Bank, the MHC, and the Financial Services Company have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as such businesses are described in the Prospectus; to such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Bank, the MHC, and the Financial Services Company are in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company;

                     (xiv) There is no action, suit, proceedings, inquiry or investigation before or by any court or governmental agency or body, now pending or, to such counsel's knowledge, threatened, against either the Company, the Bank, the MHC, or the Financial Services Company which individually, or in the aggregate, would have a material adverse effect on the Company, the Bank, the MHC, or the Financial Services Company, taken as a whole;

                     (xv) This Agreement has been duly executed and delivered by the Company, the Bank, the MHC, and the Financial Services Company and is enforceable against the Company, the Bank, the MHC, and the Financial Services Company (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or their holding companies or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 of this Agreement may be unenforceable as against public policy or pursuant to Section 23A);

                     (xvi) The execution and delivery of this Agreement by the Company, the Bank, the MHC, and the Financial Services Company do not constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank, the MHC, or the Financial Services Company pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank, the MHC, or the Financial Services Company are a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (except as may be required under the "blue sky" laws as to which no opinion need be expressed), which breach, default, encumbrance or violation would have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole; and

                     (xvii) Neither the Bank, the Company, the MHC, nor the Financial Services Company is in violation of their respective charter or bylaws.

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers and directors of the Company, the Bank, the MHC, and the Financial Services Company and certificates of public officials delivered pursuant to this Agreement. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the Bank, the MHC, and the Financial Services Company. Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991), and, as a consequence, such opinion may be rendered subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord. Further, references in such opinion to such counsel's "knowledge" may be limited to "knowledge" as defined in the Accord (or knowledge based on certificates). In addition, the "General Qualifications" set forth in the Accord and other customary assumptions and limitations may apply to such opinion. Such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company, the Bank, the MHC, and the Financial Services Company of this Agreement or the issuance of the Shares. Further, in rendering such opinions, Malizia Spidi & Fisch, PC may rely on the opinion of Fontanella and Babitts with respect to any matter of New Jersey tax law.

               (b) At the Closing Date, McDonald shall receive the letter of Malizia Spidi & Fisch, PC, special counsel for the Company and the Bank, dated the Closing Date, addressed to McDonald, in form and substance satisfactory to McDonald and to the effect that: based on such counsel's participation in conferences with representatives of the Company, the Bank, the independent appraiser, the independent certified public accountants, McDonald and its counsel, review of documents and understanding of applicable law (including the requirements of Form SB-2 and the form of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended
     (except as to information in respect of McDonald contained therein and except as to the appraisal, financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need express no comment), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, not misleading, or that the Prospectus, as amended or supplemented (except as to information in respect of McDonald contained therein and except as to the appraisal, financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein or omitted therefrom as to which such counsel need express no comment), at the time the Prospectus was filed with the Commission under Rule 424(b), and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).

               (c) Counsel for McDonald shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by McDonald, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions contained in this Agreement, including but not limited to, resolutions of the Boards of Directors of the Company, the Bank, the MHC, and the Financial Services Company regarding the authorization, execution and delivery of this Agreement and the transactions contemplated by this Agreement.

               (d) Prior to and at the Closing Date, in the reasonable opinion of McDonald, (i) there shall have been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole, since the latest date as of which information is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company, the Bank, the MHC, or the Financial Services Company after the latest date as of which the financial condition of the Company, the Bank, the MHC, or the Financial Services Company is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole; (iii) none of the Company, the Bank, the MHC, or the Financial Services Company shall have received from any governmental authority any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Bank, the MHC, or the Financial Services Company affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the "blue sky" laws of such jurisdictions as McDonald and the Company shall have agreed upon.

               (e) At the Closing Date, McDonald shall receive a certificate of the principal executive officer and the principal financial officer or his designee, which designee shall be an executive officer, of each of the Company, the Bank, the MHC, and the Financial Services Company dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Registration Statement was declared effective by the Commission and at the time the Prospectus was authorized by the Office of Thrift Supervision for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company, the Bank, the MHC, or the Financial Services Company; (ii) since the date the Registration Statement was declared effective by the Commission and since the date the Prospectus became authorized by the Office of Thrift Supervision for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Company, the Bank, the MHC, or the Financial Services Company and the conditions set forth in clauses (ii) through (v) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) no order has been issued by the Commission or the Office of Thrift Supervision to suspend the Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or, to the knowledge of such officers, threatened by the Commission or the Office of Thrift Supervision; and (iv) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

               (f) At the Closing Date, McDonald shall receive, among other documents, (i) copies of the letters from the Office of Thrift Supervision authorizing the use of the Prospectus; (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a certified copy of the Bank's Stock Charter, the Company's Charter, and the MHC's Charter, each as executed by the Office of Thrift Supervision; (iv) a certified copy of the Articles of Incorporation of the Financial Services Corporation; (v) a copy of the certificate from the FDIC certifying to the insured status by the Bank; and (vi) copy of the letter from FHLB of New York evidencing the Bank's membership therein.

               (g) Concurrently with the execution of this Agreement, McDonald shall receive a letter from Fontanella and Babitts, independent certified public accountants, addressed to McDonald, the Company, the Bank, the MHC, and the Financial Services Company, in substance and form satisfactory to McDonald, with respect to the financial statements of the Bank and other financial information contained in the Prospectus.

               (h) At the Closing Date, McDonald shall receive a letter in form and substance satisfactory to McDonald from Fontanella and Babitts, independent certified public accountants, dated the Closing Date and addressed to McDonald, the Company, the Bank, the MHC, and the Financial Services Company, confirming the statements made by them in the letters delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of McDonald and its counsel, satisfactory to McDonald. Any certificates signed by an officer or director of the Company, the Bank, the MHC, or the Financial Services Company prepared for McDonald's reliance and delivered to McDonald or to counsel for McDonald shall be deemed a representation and warranty by the Company, the Bank, the MHC, and the Financial Services Company to McDonald as to the statements made therein. If any condition to McDonald's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, McDonald may terminate this Agreement or, if McDonald so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If McDonald terminates this Agreement as aforesaid, the Company, the Bank, the MHC, and the Financial Services Company shall reimburse McDonald for its expenses as provided in Section 3 hereof.

         8. Indemnification.

               (a) The Company, the Bank, the MHC, and the Financial Services Company jointly and severally agree to indemnify and hold harmless McDonald, its officers, directors, employees and agents and each person, if any, who controls McDonald within the meaning of Section 15 of the Act or
     Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (i) any misrepresentation by the Company, the Bank, the MHC, or the Financial Services Company in this Agreement or any breach of warranty by the Company, the Bank, the MHC, or the Financial Services Company with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in the (A) Registration Statement or the Prospectus, or (B) any application or other document or communication prepared or executed on behalf of the Company to qualify the Shares under the securities laws of any jurisdiction, (an "Application") unless such statement or omission was made in reliance upon and in conformity with information furnished to the Company with respect to McDonald by or on behalf of McDonald expressly for use in the Prospectus or in any such Application, as the case may be; provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from the bad faith, willful misconduct or gross negligence of McDonald or any other party who may otherwise be entitled to indemnification pursuant to this Section 8(a). This indemnity shall be in addition to any liability the Company, the Bank, the MHC, and the Financial Services Company may otherwise have to McDonald.

               (b) The Company, the Bank, the MHC, and the Financial Services Company shall indemnify and hold harmless McDonald, its officers, directors, employees and agents and each person, if any, who controls McDonald within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act for any liability whatsoever arising out of (i) the allocation instructions or (ii) any records of account holders and depositors of the Bank delivered to McDonald by the Bank or its agents for use during the Offering; provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted principally and directly from the bad faith, willful misconduct or gross negligence of McDonald or any other party who may otherwise be entitled to indemnification pursuant to this
     Section 8(b). This indemnity shall be in addition to any liability the Company, the Bank, the MHC, and the Financial Services Company may otherwise have to McDonald.

               (c) McDonald agrees to indemnify and hold harmless the Company, the Bank, the MHC, and the Financial Services Company, their officers, directors and employees and each person, if any, who controls the Company, the Bank, the MHC, or the Financial Services Company within the meaning of
     Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Bank, the MHC, and the Financial Services Company to McDonald, but only with respect to (i) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company, the Bank, the MHC, or the Financial Services Company with respect to McDonald by McDonald expressly for use in the Prospectus, which the Company, the Bank, the MHC, and the Financial Services Company acknowledge appears only in the section captioned "Market for the Stock" and the section captioned "The Stock Offering - Plan of Distribution/Marketing Arrangements"; (ii) any misrepresentation by McDonald in Section 2(b) of this Agreement; or (iii) any liability of the Company, the Bank, the MHC, or the Financial Services Company which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted principally and directly from gross negligence, bad faith or willful misconduct of McDonald.

               (d) Promptly  after  receipt by an  indemnified  party under this
     Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

         9.   Contribution.   In  order  to  provide  for  just  and   equitable
contribution in circumstances in which the indemnity  agreement  provided for in
Section 8 above is for any reason held to be unavailable to McDonald, the Company, the Bank, the MHC, and/or the Financial Services Company other than in accordance with its terms, the Company, the Bank, the MHC, or the Financial Services Company and McDonald shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Bank, the MHC, or the Financial Services Company and McDonald (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Bank, the MHC, or the Financial Services Company on the one hand, and McDonald, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the Bank, the MHC, or the Financial
Services Company, on the one hand, and McDonald, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Bank, the MHC, or the Financial Services Company, on the one hand, and McDonald, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offerings received by the Company, the Bank, the MHC, and the Financial Services Company bear to the total fees and expenses received by McDonald under this Agreement. The relative fault of the Company, the Bank, the MHC, or the Financial Services Company, on the one hand, and McDonald, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank, the MHC, or the Financial Services Company or by McDonald and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Bank, the MHC, and the Financial Services Company and McDonald agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, McDonald shall not be required to contribute any amount in excess of the amount by which fees owed McDonald pursuant to this Agreement exceeds the amount of any damages which McDonald has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by the provisions of
Section 23A.

         10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the Bank, the MHC, and the Financial Services Company and McDonald and the representations and warranties of the Company, the Bank, the MHC, and the Financial Services Company and of McDonald set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of McDonald or the Company, the Bank, the MHC, or the Financial Services Company or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of McDonald, the Company, the Bank, the MHC, and the Financial Services Company and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. Termination. McDonald may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

               (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in McDonald's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange or the Nasdaq Stock Market shall have suspended; or if the United States shall have become involved in a war or major hostilities other than as existing at the time this Agreement becomes effective; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, financial condition or business of the Company, the Bank, the MHC, or the Financial Services Company or if the Company, the Bank, the MHC, or the Financial Services Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the condition, financial or otherwise, or prospects of the Company, the Bank, the MHC, and the Financial Services Company, taken as a whole.

               (b) If McDonald elects to terminate this Agreement as provided in this Section, the Company, the Bank, the MHC, and the Financial Services Company shall be notified promptly by McDonald by telephone or telegram, confirmed by letter.

               (c) If this Agreement is terminated by McDonald for any of the reasons set forth in subsection (a) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company, the Bank, the MHC, and the Financial Services Company shall pay McDonald the full amount so owing thereunder.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to McDonald shall be mailed, delivered or faxed and confirmed to Trident Securities, A Division of McDonald Investments Inc., 4601 Six Forks Road, Suite 400, Raleigh, North
Carolina 27609, Attention: Timothy E. Lavelle (with a copy to Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street, Suite 3500, Atlanta, Georgia 30309, Attention: Steven S. Dunlevie, Esq.) and if sent to the Company, the Bank, the MHC, or the Financial Services Company, shall be mailed, delivered or faxed and confirmed to Synergy Bank, 310 North Avenue East, Cranford, New Jersey 07016, Attention: John S. Fiore, President and Chief Executive Officer of the Company, the Bank, the MHC, and the Financial Services Company (with a copy to Malizia Spidi & Fisch, PC, 1100 New York Avenue, NW, Suite 340 West, Washington, D.C. 20005, Attention: Samuel J. Malizia, Esq.).

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, McDonald, the Company, the Bank, the MHC, and the Financial Services Company, and the controlling and other persons referred to in
Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The undersigned consent to the assignment of rights and obligations of Trident Securities hereunder to McDonald Investments Inc.

         14. Construction. This Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         15. Counterparts and Definitions. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. Any initially capitalized terms not defined herein shall have the meanings ascribed thereto in the Prospectus.

         Please acknowledge your agreement to the foregoing as of the date above written by signing below and returning to the Company one copy of this letter.

SYNERGY FINANCIAL GROUP, INC.                        SYNERGY BANK


By:                                                  By:
    --------------------------------------               --------------------------------------
    John S. Fiore                                        John S. Fiore
    President and Chief Executive Officer                President and Chief Executive Officer


SYNERGY MUTUAL HOLDING COMPANY                       SYNERGY FINANCIAL SERVICES, INC.



By:                                                  By:
    --------------------------------------               --------------------------------------
    John S. Fiore                                        John S. Fiore
    President and Chief Executive Officer                President and Chief Executive Officer



Agreed to and accepted:

TRIDENT SECURITIES, A Division of McDonald Investments Inc.



By:
    --------------------------------------
    Timothy E. Lavelle
    Managing Director


                                    EXHIBIT A
                                    ---------

Trident Securities, a Division of McDonald Investments Inc. is a registered selling agent in the jurisdictions listed below:


               Alabama                            Montana
               Alaska                             Nebraska
               Arizona                            Nevada
               Arkansas                           New Hampshire
               California                         New Jersey
               Colorado                           New Mexico
               Connecticut                        New York
               Delaware                           North Carolina
               District of Columbia               North Dakota
               Florida                            Ohio
               Georgia                            Oklahoma
               Hawaii                             Oregon
               Idaho                              Pennsylvania
               Illinois                           Rhode Island
               Indiana                            South Carolina
               Iowa                               South Dakota
               Kansas                             Tennessee
               Kentucky                           Texas
               Louisiana                          Utah
               Maine                              Vermont
               Maryland                           Virginia
               Massachusetts                      Washington
               Michigan                           West Virginia
               Minnesota                          Wisconsin
               Mississippi                        Wyoming
               Missouri